                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

-------------------------------------------------------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

-------------------------------------------------------------------------

                   ENGINEERED SUPPORT SYSTEMS, INC.
        (Exact name of Registrant as specified in its charter)

              MISSOURI                               43-1313242
   (State or other jurisdiction                   (I.R.S. Employer
 of incorporation or organization)              Identification Number)

                            201 Evans Lane
                      St. Louis, Missouri 63121
                            (314) 553-4000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   ENGINEERED SUPPORT SYSTEMS, INC.
                        2000 STOCK OPTION PLAN
                      FOR NONEMPLOYEE DIRECTORS
                        (Full Title of Plan)

                       DAVID DOUGLASS MATTERN
                            201 Evans Lane
                      St. Louis, Missouri 63121
                            (314) 553-4984

(Name, address, including zip code, and telephone number, including area code, of agent for service)

-------------------------------------------------------------------------

                              PROSPECTUS

                   ENGINEERED SUPPORT SYSTEMS, INC.
                        2000 STOCK OPTION PLAN
                      FOR NONEMPLOYEE DIRECTORS
                            100,000 Shares
                   Engineered Support Systems Inc.
                             Common Stock
                            $.01 Par Value

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

-------------------------------------------------------------------------

     Engineered Support Systems, Inc., by this prospectus, offers to nonemployee directors of the Company, upon the terms and conditions set forth in this prospectus, the possibility of receiving awards of, or options to purchase, no more than 100,000 shares of common stock of the Company.

     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this prospectus, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any state where such an offer would be unlawful.

-------------------------------------------------------------------------

           THE DATE OF THIS PROSPECTUS IS SEPTEMBER 1, 2000

                             CALCULATION OF REGISTRATION FEE


============================================================================================

Title of Each Class     Amount to         Proposed          Proposed          Amount of
of Securities to be     be                Maximum           Maximum           Registration
Registered              Registered        Offering          Assessment        Fee
                                          Price             Price
                                          Per
                                          Share <F1>

--------------------------------------------------------------------------------------------

Common Stock $.01       100,000           $19.9375          $1,993,750        $526.35
Par Value

============================================================================================

             <F1>  Represents the closing price as reported on August 29, 2000.

                        ENGINEERED SUPPORT SYSTEMS, INC.
                              Cross-Reference Sheet
                   Pursuant to Item 501 (b) of Regulation S-K

1.  Forepart of Registration Statement             Outside Front Cover
    and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back Cover            Inside Front and Outside
    Pages of Prospectus                            Back Cover Pages

3.  Summary Information and Risk Factors           Incorporation of Certain
                                                   Documents by Reference;
                                                   Engineered Support
                                                   Systems, Inc.

4.  General Information Regarding                  Creation, Duration,
    the Plan                                       Purposes and Securities
                                                   to be Offered; Tax
                                                   Effects

5.  Securities to be Offered and                   Eligibility, Creation,
    Directors Who May Participate                  Duration, Purpose and
    in the Plan                                    Securities to be Offered

6.  Purchase of Securities Pursuant                Awards
    to the Plan

7.  Payment for Securities Offered                 Awards

8.  Contributions Under the Plan                   Not Applicable

9.  Withdrawal from the Plan -                     Assignment; Forfeiture
    Assignment of Interest                         of Awards

10. Defaults Under the Plan                        Forfeiture of Awards

11. Administration of the Plan                     Administration

12. Investment of Funds                            Not Applicable

13. Charges and Deductions and Liens Therefore     Not Applicable

14. Description of Registrant's                    Description of Common
    Securities                                     Stock

15. Incorporation of Certain                       Incorporation of Certain
    Documents by Reference                         Documents by Reference

16. Additional Information                         Not Applicable

17. Interest of Named Experts                      Legal Opinion

18. Disclosure of Commission                       Indemnification of
    Position on Indemnification                    Directors and
    for Securities Act Liabilities                 Officers

                         AVAILABLE INFORMATION
                         ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Information as of a particular date, concerning the directors and officers, their remuneration, options granted to them, principal holders of securities and any information of material interest of such persons in transactions with the Company, is set forth in proxy statements distributed to the shareholders and filed with the Securities and Exchange Commission. Such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. This information may also be inspected at the offices of Engineered Support Systems, Inc., 201 Evans Lane, St. Louis, Missouri 63121. The Company will supply a copy of any and all such information (exclusive of any exhibits) without charge upon request of Gary C. Gerhardt, Vice Chairman-Administration and Chief Financial Officer, 201 Evans Lane, St. Louis, Missouri 63121, telephone number (314) 553-4000.

                   ENGINEERED SUPPORT SYSTEMS, INC.
                   --------------------------------


     Engineered Support Systems, Inc. was incorporated under the laws of the State of Missouri in December 1983. Engineered Support Systems, Inc. has six wholly-owned subsidiaries: Engineered Air Systems, Inc., which was incorporated under the laws of the State of Missouri on December 24, 1981 and acquired the assets of the Defense Systems Division of Allis-Chalmers Corporation on March 30, 1982; Engineered Specialty Plastics, Inc., which was acquired on March 9, 1993; Engineered Coil Company, d/b/a Marlo Coil, which acquired substantially all of the net assets of Nuclear Cooling, Inc. effective February 1, 1998; Keco Industries, Inc. which was acquired on June 24, 1998; Engineered Electric Company, d/b/a Fermont, which acquired substantially all of the net assets of the Fermont division of Dynamics Corporation of America on February 22, 1999; and, Systems & Electronics Inc., which was acquired on September 30, 1999. Unless the context otherwise requires, the term "Company" refers to Engineered Support Systems, Inc. and to Engineered Air Systems, Inc., Engineered Specialty Plastics, Inc., Engineered Coil Company, Keco Industries, Inc., Engineered Electric Company and Systems & Electronics Inc. The Company's headquarters are located at 201 Evans Lane, St. Louis, Missouri 63121 and its telephone number is (314) 553-4000. This offering relates to the Company's 2000 Stock Option Plan for Nonemployee Directors. Any proceeds will be added to the general funds of the Company and used for its corporate purposes as determined by the Board of Directors.


                          STOCK OPTION PLAN
                          -----------------


Creation, Duration, Purpose and Securities to be Offered
--------------------------------------------------------

     The Engineered Support Systems, Inc. 2000 Stock Option Plan for Nonemployee Directors (the "Plan") was approved by the Board of Directors and by the shareholders of Engineered Support Systems, Inc. on March 7, 2000. The purpose of the Plan is to enhance the profitability and value of the Company for the Benefit of its shareholders by providing stock options to attract and retain the services of experienced and knowledgeable nonemployee directors for Engineered Support Systems, Inc. The Plan has made available 100,000 shares of Engineered Support Systems, Inc. $.01 par value common stock for purposes of making awards under the Plan. The shares available for use will consist of authorized but unissued shares of the common stock. The number of shares available for awards under the Plan may be increased from time to time by the Board of Directors of the Company and will be adjusted to reflect any stock split, stock dividend, combination or reclassification of shares of stock or consolidation, merger or sale of all or substantially all of the assets of the Company. Any awards made under the Plan will likewise be adjusted upon the occurrence of any of those events. The Plan terminates on October 31, 2005 for the purpose of granting awards thereunder, but is deemed to continue for administration of the awards granted prior to termination of the Plan. The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provision of the Employee Retirement Income Security Act of 1974.

Amendments
----------

     The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any and all of the provisions of the Plan, except that (1) no amendment, suspension or termination may apply to the terms of any award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent;
(2) no amendment may withdraw the authority from the Plan Administrator to administer the Plan; (3) no amendment may change the persons who may be eligible; and (4) no amendment may change the restrictions in the Plan against the transferability of awards.


Administration
--------------

     The Plan is administered by Chairman of the Board of the Company. The business address of the Plan Administrator is 201 Evans Lane, St. Louis, Missouri 63121. The Plan Administrator has full power to grant awards, construe and interpret the Plan, establish rules and regulations and perform all other acts the Plan Administrator believes reasonable and proper including the power to delegate related responsibilities.
Any Plan participant requiring additional information regarding the Plan should contact Mr. Gary C. Gerhardt, Vice Chairman-Administration and Chief Financial Officer, at 201 Evans Lane, St. Louis, Missouri 63121 or by telephone at (314) 553-4000.


Eligibility
-----------

     An option to purchase 3,000 shares shall be granted to each nonemployee director immediately following the first annual meeting of shareholders after such director is first elected or appointed to the Board of Directors. Thereafter, an option to purchase 2,000 shares shall be granted to each nonemployee director immediately following the annual meeting of shareholders. As of the date of this prospectus, options on 4,750 shares of common stock have been granted under the Plan.


Awards
------

     The terms and conditions of a grant of any stock option must be set forth in a written notice consistent with the provisions of the Plan. The option price of shares subject to any stock option shall be the closing price of the stock on the date the option is granted and may not be repriced at any time. No stock options may be exercised more than five years after the date the stock option is granted. The purchase price of any shares exercised under any stock options must be made in full upon such exercise. The payment shall be made in such form, which may be in cash or stock, as the Plan Administrator may determine.

Death of Recipient
------------------

    In the event of the death of a stock option recipient, the option, to the extent exercisable on the date of the recipient's death, may be exercised by the recipient's personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution at any time within six (6) months after the recipient's death, but not after the expiration of the term of the option.


Forfeiture of Awards
--------------------

     Unless the Plan Administrator determines otherwise, the recipient of an award shall forfeit all amounts not payable or rights not exercisable if he is (1) discharged for cause (2) voluntarily terminates his employment other than by Normal Retirement as defined in the Engineered Support Systems, Inc. Employee Stock Ownership Plan (3) engages in competition with the Company or any affiliate or (4) engages in any activity or conduct contrary to the best interest of the Company or any affiliate.


Assignment
----------

     No recipient of an award under the Plan, or any person claiming by, under or through him, has any right with respect to the Plan or in the shares reserved or in any award thereof, contingent or otherwise, unless and until such award or written notice of such award has been delivered to the recipient, and all the terms and provisions of the Plan have been complied with. Hence, no assignment or hypothecation of any employee or consultant expectation of receiving any award under the Plan may be made except by will or the laws of descent and distribution.

TAX EFFECTS
-----------

     In the opinion of David Douglass Mattern, General Counsel for the Company, the federal income tax consequences to the Company and the employee of the grant and exercise of stock options under the Plan under the now applicable provisions of the Internal Revenue Code of 1986 as amended (the "Code") and the regulations thereunder are substantially as follows:


Stock Options
-------------

     The stock options to be issued under the Plan will be treated as non-statutory options and will be taxed in accordance with the provisions of Code Section 83. The stock options will have the following tax consequences:

1. The optionee (person exercising the option) will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value at the date of exercise over the option price of the common stock;

2. The Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

3. No amount other than the price paid under the option shall be considered as received by the Company for shares so transferred;

4. Any gain from the subsequent sale of the shares for an amount in excess of fair market value on the date the option is exercised will be capital gain and any loss will be capital loss; and,

5. Upon the exercise of the option, the optionee will be required to pay withholding for federal and state income tax for the ordinary income recognized. The ordinary income will be included in the optionee's W-2 in the year of exercise.

     This brief summary of applicable tax provisions is furnished for the information of recipients, who are cautioned to review the tax laws carefully and consider the need for professional assistance before determining their actions under this Plan.

OPTIONS TO PURCHASE SECURITIES
------------------------------

     There are 4,750 shares of common stock issuable under outstanding options granted under the terms of the Plan as of the date of this prospectus. Updated information regarding options to purchase securities under the Plan will be contained in the Company's annual report to shareholders and proxy statement which will be delivered to Plan participants annually.


Description of Common Stock
---------------------------

     The authorized common stock of the Company consists of 10,000,000 shares of common stock, $.01 par value per share. There are, as of July 31, 2000, 7,007,758 shares of common stock validly issued, outstanding, fully paid and non-assessable. The common stock offered hereby for the account of the Company, when issued and sold as contemplated by this prospectus, will be validly issued, outstanding, fully paid and non-assessable.

     Holders of common stock, except at elections of directors, are entitled to cast one vote for each share held of record on all matters presented to the shareholders. At all elections of directors, each shareholder is entitled to as many votes as equals the number of his shares of common stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among any two or more directors as he may see fit. The common stock of the Company has equal rights to participate in dividends declared by the Board of Directors out of such funds legally available therefore and to participate, in the event of liquidation of the Company, in the distribution of the net assets of the Company legally available therefore. There are no pre-emptive rights with respect to the common stock.

     The Company's transfer agent and registrar is ChaseMellon
Shareholder Services, St. Louis, Missouri.

LEGAL OPINION
-------------

     The legality of the common stock offered hereby will be passed upon for the Company by David Douglass Mattern, General Counsel for the Company.


              INDEMNIFICATION OF DIRECTORS AND OFFICERS
              -----------------------------------------

     Under the Company's by-laws, the Company may indemnify any person who is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim to the full extent and in the manner permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
           -----------------------------------------------

     The documents listed below of Engineered Support Systems, Inc. and all such documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be deemed to be a part thereof from the date of filing of such documents.

     1. Engineered Support Systems, Inc. Form 10-K Annual Report for the fiscal year ended October 31, 1999 and Form 10-Q for the quarters ended January 31, 2000 and April 30, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities
          Exchange Act of 1934.

     2. Engineered Support Systems, Inc. definitive proxy statement dated February 1, 2000 filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the annual meeting of shareholders held March 7, 2000.

     3. Engineered Support Systems, Inc. Form 8-K/A dated December 14, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                          TABLE OF CONTENTS
                          -----------------

                                                                    Page
                                                                    ----

STOCK OPTION PLAN

      Creation, Duration, Purpose and
      Securities to be Offered                                      3

      Amendments                                                    4

      Admissions                                                    4

      Eligibility                                                   4

      Awards                                                        4

      Death of Recipient                                            5

      Forfeiture of Awards                                          5

      Assignment                                                    5

TAX EFFECTS

      Stock Options                                                 6

OPTIONS TO PURCHASE SECURITIES                                      7

      Description of Common Stock                                   7

LEGAL OPINION                                                       8

INDEMNIFICATION OF DIRECTORS AND OFFICERS                           8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                     8

                               PART II
                               -------

                INFORMATION NOT REQUIRED IN PROSPECTUS
                --------------------------------------


Item 19.  Indemnification of Directors and Officers.
          ------------------------------------------

     Section 351.355 of the General and Business Corporation Law of Missouri authorizes a corporation, under certain circumstances, to indemnify its officers, directors and others. The By-Laws of the Registrant authorize indemnification of officers and directors to the full extent permitted by the above-mentioned Missouri statute.

     In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

Item 20.  Exhibits.
          ---------

     See Exhibit Index on Page II-2.

Item 21.  Undertakings.
          -------------

     (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee or consultant to whom the prospectus is sent or given a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee or consultant otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee or consultant. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee or consultant.

     (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees or consultants participating in the Plan who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

                      EXHIBIT INDEX
                      -------------

                                                                 Page #
                                                                 ------

4.0   Engineered Support Systems, Inc.
      2000 Stock Option Plan for Nonemployee Directors           II-3

5.0   Opinion of David Douglass Mattern                          II-6

23.0  Consent of PricewaterhouseCoopers LLP                      II-8

23.1  Consent of KPMG LLP                                        II-9

24.0  Power of Attorney                                          II-10

                   ENGINEERED SUPPORT SYSTEMS, INC.
                       2000 STOCK OPTION PLAN
                     FOR NONEMPLOYEE DIRECTORS

                   ARTICLE I. GENERAL PROVISIONS

    Section 1. Purpose of Plan. The purpose of the Engineered Support Systems, Inc. 2000 Stock Option Plan for Nonemployee Directors (the "Plan") is to enhance the profitability and value of Engineered Support Systems, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

    Section 2. Definitions of Terms as Used in the Plan.

    (a) "Affiliate" means any subsidiary or parent of the Company.

    (b) "Award" means a Stock Option granted under Article II.

    (c) "Plan Administrator" means the Chairman of the Board of Engineered Support Systems, Inc.

    (d) "Company" means Engineered Support Systems, Inc.

    (e) "Director" means a member of the Board of Directors of Engineered Support Systems, Inc.

    (f) "Plan" means the Engineered Support Systems, Inc. 2000 Stock Option Plan for Nonemployee Directors.

    (g) "Stock" means the $.01 par value common stock of Engineered Support Systems, Inc.

    Section 3. Authorization and Reservation. There shall be established a reserve of 100,000 shares of Stock of authorized and unissued shares, which shall be the total number of shares of Stock that may be issued pursuant to Awards. The Board of Directors may, from time to time, increase the number of shares allocated to the Plan as approved by the Board of Directors. The reserve may consist of authorized but unissued shares of Stock or of reacquired shares, or both. Upon the cancellation or expiration of an Award, all shares of Stock not issued thereunder shall become available for the granting of additional Awards.

    Section 4. Administration of the Plan. The Chairman of the Board of the Company shall administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts the Plan Administrator believes reasonable and proper, including the power to delegate responsibility to others to assist in administering the Plan.

    Section 5. Participation in the Plan. Each member of the Company's Board of Directors who is not otherwise an employee of the Company or of any subsidiary of the Company ("Eligible Director") shall be eligible to participate in the Plan.

                     ARTICLE II. STOCK OPTIONS

    Section 1. Description. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

    Section 2. Terms and Conditions.

    (a) Each Stock Option shall be set forth in a written Notice containing such terms and conditions as the Plan Administrator may determine, subject to the provisions of the Plan.

    (b) The purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be in cash or stock, as the Plan
Administrator may determine.

    (c) No Stock Option may be exercised after the expiration of five (5) years from the date such Option is granted unless such term is extended by the Plan Administrator as evidenced in writing.

    (d) The option price of shares subject to any Stock Option shall be the closing price of the Stock on the date that the Stock Option is granted and may not be repriced at any time.

    Section 3. Option Grant Size and Grant Dates.

    (a) Initial Grants. An option to purchase 3,000 Shares (as adjusted pursuant to Article VI, Section 6) shall be granted to each Eligible Director immediately following the Annual Meeting after such Eligible Director is first elected or immediately following the first Annual Meeting after such Eligible Director is elected or appointed by the Board to be Director. Eligible Directors are only entitled to receive one (1) initial grant during their lifetime.

    (b) Annual Grants. An option to purchase 2,000 Shares (as adjusted Pursuant to Article VI, Section 6) shall be granted automatically each year immediately following the Annual Meeting, to each Eligible Director who has not received an initial grant in that fiscal year.

    Section 4. Option Exercise Price. The option exercise price per share for an initial or annual award shall be the closing price of the Stock on the date the Option is granted and may not be repriced at any time.

                 ARTICLE III. FORFEITURE OF AWARDS

    Section 1. Termination Other Than by Retirement, Disability, or Death. In the event of the termination of an optionee's service as a Director, other than by reason of retirement, total and permanent disability, or death, the then outstanding options of such optionee shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board Policy or (ii) termination of service at a time when the optionee would be entitled to a retirement benefit under the Engineered Support Systems, Inc. Employee Stock Ownership Plan as then in effect, if the Eligible Director were an employee of the Company.

    Section 2. Termination By Retirement or Disability. In the event of the termination of an optionee's service as a Director by reason of retirement or total and permanent disability, the then outstanding options of such optionee shall become exercisable to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of such termination or on the stated grant expiration date, whichever is earlier.

                    ARTICLE IV. DEATH OF AWARDEE

    Section 1. Death of Optionee. Upon the death of an Award recipient, a Stock Option, to the extent exercisable on the date of his death, may be exercised at any time within six (6) months after the recipient's death, but not after the expiration of the term of the option, by the recipient's personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution for the State of Missouri.

        ARTICLE V. EXERCISE OF OPTION AND ISSUANCE OF STOCK

    Section 1. Exercise of Option. The holder of an Award shall exercise their right to acquire the Stock pursuant to the Award by written notice to the Secretary of the Company at 201 Evans Lane, St. Louis, Missouri 63121. Written notice shall set forth the number of shares for which the exercise is applicable together with a check for the purchase price for the Stock. If the holder of the Award exercises his option for less than the total number of Shares awarded, he will execute such documents as required by the Corporate Secretary for the remaining number of shares subject to the Award.

    Section 2. Endorsement on Stock Certificates.

    (a) The Stock issued pursuant to an Award shall be restricted before Stock is issued until the Plan is registered in accordance with the provisions of the applicable Securities Act and the provisions of applicable state securities laws or until the Stock may be transferred in accordance with an exemption from registration.

    (b) Until registered, the certificate or certificates representing the shares issued by the Company to any of the parties hereto shall have endorsed upon them the following legend:

    "The shares represented by this certificate have not been registered pursuant to the Securities Act of 1934 or the Missouri Uniform Securities Act, and therefore are "restricted securities" within the meaning of the Act. These shares have been acquired for investment and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecation, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1934 or the Missouri Uniform Securities Act or an opinion of counsel for the corporation that registration is not required under the Acts."

               ARTICLE VI. OTHER GOVERNING PROVISIONS

    Section 1. Transferability. No Award shall be transferable other than by will or the laws of descent and distribution as set out in
Article V, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or at his death by his legal representative within six (6) months after such date.

    Section 2. Rights as a Shareholder. A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder with respect to any options or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares, and no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate.

    Section 3. General Conditions of Awards. No employee or other person shall have any right with respect to this Plan, in the shares reserved, or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

    Section 4. Limitation as to Directorship. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

    Section 5. Acceleration. The Plan Administrator may in its sole discretion accelerate the date of exercise of any Award.

    Section 6. Adjustments. Upon any Stock split-up, Stock dividend, combination or reclassification of shares of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, appropriate adjustments shall be made to the shares reserved under Article I of the Plan and the terms of the outstanding Awards.

    Section 7. Withholding of Taxes. The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award.

    Section 8. No Warranty of Tax Effect. Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Awards.

    Section 9. Amendment of Plan. The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that (1) no amendment, suspension or termination may apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent; (2) no amendment may withdraw the authority from the Plan Administrator to administer the Plan; (3) no amendment may change the persons who may be eligible; and (4) no amendment may change the restrictions in the Plan against the transferability of Awards.

    Section 10. Construction of Plan. The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri.

                ARTICLE VII. EFFECTIVE DATE AND TERM

    This Plan shall be effective upon approval by the shareholders of the Company. The Plan shall continue until October 31, 2005 unless extended by the Board of Directors, when it shall terminate. Any balances in the Share Reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Awards and to conclude the administration.

                          DAVID DOUGLASS MATTERN
                     ENGINEERED SUPPORT SYSTEMS, INC.
                      SECRETARY AND GENERAL COUNSEL
                             201 EVANS LANE
                        ST. LOUIS, MISSOURI 63121

                      -------------------------------


                            SEPTEMBER 1, 2000

Engineered Support Systems, Inc.
201 Evans Lane
St. Louis, Missouri 63121

     Re: Registration of Engineered Support Systems, Inc.
         2000 Stock Option Plan for Nonemployee Directors

To Whom It May Concern:

     I have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement"), relating to 100,000 shares of common stock, $.01 par value per share ("Common Stock") of Engineered Support Systems, Inc. ("Company") to be offered pursuant to the Engineered Support Systems, Inc. 2000 Stock Option Plan for Nonemployee Directors.

     I have examined the Company's Article of Incorporation, and all amendments thereto, which have been duly certified by the Secretary of the State of Missouri, the By-laws of the Company, and all amendments thereto, which have been duly certified by the Secretary of the Company, and have examined and relied upon the originals or copies, duly certified to my satisfaction, of such records of meetings of the directors and shareholders of the Company, and such other documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri, with corporate power and authority adequate for the conduct of its business as described in the Registration Statement and the Prospectus constituting a part thereof.

     2. The shares of Common Stock to be offered to the Plan on behalf of the Company have been duly authorized for issuance and, upon issuance of the certificates by the Company, the shares will be validly issued, fully paid, and non-assessable.

     3. The section of the Prospectus entitled "Tax Effects" describes the current federal income tax consequences to the Company and the recipient of a grant.

     I hereby consent to the use of my name in the Registration Statement and under the caption "Legal Opinion" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Respectfully submitted,




                                       /s/ David Douglass Mattern
                               ------------------------------------------------
                                       David Douglass Mattern, Esq.

                  CONSENT OF INDEPENDENT ACCOUNTANTS
                  ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Engineered Support Systems, Inc.
2000 Stock Option Plan for Nonemployee Directors of our report dated December 10, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Engineered Support Systems, Inc., which is incorporated by reference in Engineered Support Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the incorporation by reference of our report dated
December 10, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Saint Louis, Missouri
August 31, 2000

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Engineered Support Systems, Inc.:

We consent to the use of our report on the financial statements of Systems and Electronics, Inc. as of September 30, 1999 and 1998 and for each of the years in the three-year period ended September 30, 1999 incorporated herein by reference.



/s/ KPMG LLP

KPMG LLP

St. Louis, Missouri
August 31, 2000

                              SIGNATURES
                              ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on August 31, 2000.

                              ENGINEERED SUPPORT SYSTEMS, INC.

                              By   /s/ Michael F. Shanahan Sr.
                                 -----------------------------
                                   Michael F. Shanahan Sr.
                                   Chairman of the Board and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 31, 2000 by the following persons in the capacities indicated.

     Each of the persons whose signature appears below authorizes Michael F. Shanahan Sr., Gary C. Gerhardt and David D. Mattern, or any one of them, as Attorney-In-Fact to sign on his behalf individually and in each capacity stated below, and to file any amendments, including post-effective amendments to registration statements.

                                 Capacity in Which Signed
                                 ------------------------
/s/ Michael F. Shanahan Sr.      Chairman of the Board and
------------------------------   Chief Executive Officer
MICHAEL F. SHANAHAN SR.

/s/ Gerald A. Potthoff           Director, President
------------------------------   and Chief Operating Officer
GERALD A. POTTHOFF

/s/ Gary C. Gerhardt             Director, Vice Chairman-Administration
------------------------------   and Chief Financial Officer
GARY C. GERHARDT

/s/ William H. T. Bush           Director
------------------------------
WILLIAM H. T. BUSH

/s/ Michael P.C. Carns           Director
------------------------------
MICHAEL P.C. CARNS

/s/ George E. Friel              Director
------------------------------
GEORGE E. FRIEL

/s/ Thomas J. Guilfoil           Director
------------------------------
THOMAS J. GUILFOIL

/s/ S. Lee Kling                 Director
------------------------------
S. LEE KLING

/s/ Kenneth E. Lewi              Director
------------------------------
KENNETH E. LEWI

Crosbie E. Saint                 Director
------------------------------
CROSBIE E. SAINT

/s/ Michael F. Shanahan Jr.      Director
------------------------------
MICHAEL F. SHANAHAN JR.

/s/ Earl W. Wims                 Director
------------------------------
EARL W. WIMS

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed, thereunto duly authorized in the County of St. Louis, State of Missouri on August 31, 2000.


                               ENGINEERED SUPPORT SYSTEMS, INC.
                               2000 STOCK OPTION PLAN FOR
                               NONEMPLOYEE DIRECTORS



                               By: /s/ Michael F. Shanahan Sr.
                                  ------------------------------------
                                    Michael F. Shanahan Sr.
                                    Plan Administrator